Exhibit 99.1

Goodrich Petroleum Announces First Quarter 2020 Financial Results

HOUSTON, May 7, 2020 /PRNewswire/ -- Goodrich Petroleum Corporation (NYSE American: GDP) (the "Company") today announced financial results for the first quarter ended March 31, 2020.

THE COMPANY HAS POSTED A NEW PRESENTATION ON ITS WEBSITE WHICH WILL BE REVIEWED ON THE EARNINGS CONFERENCE CALL. INVESTORS CAN ACCESS THE SLIDES AT: http://goodrichpetroleumcorp.investorroom.com/presentations

QUARTER HIGHLIGHTS

Net Income: Net income was $3.0 million in the quarter ($0.24 per basic, $0.22 per diluted share).

Adjusted EBITDA: Adjusted EBITDA was $16.6 million in the quarter.

Production: Production averaged approximately 137,000 Mcfe per day for the quarter. The Company completed 5.0 gross (1.8 net) wells in the quarter, with 1.0 gross (1.0 net) operated well added in January and 4 gross (0.8 net) non-operated wells added at the end of March.

Cash Operating Expenses: Per unit cash operating expense was $1.03 per Mcfe for the quarter, broken out as follows:

  Lease operating expense ("LOE") was $0.27 per Mcfe, which included workover expense of $0.04 per Mcfe
  Production and other taxes were $0.07 per Mcfe, which included $0.04 per Mcfe for production taxes and $0.03 per Mcfe for ad valorem taxes
  Transportation and processing expense was $0.39 per Mcfe
  General and Administrative ("G&A") expense payable in cash was $0.30 per Mcfe

Return on Capital Employed ("ROCE"), defined as trailing twelve months earnings before interest and taxes ("EBIT") divided by total assets less current liabilities, was 12.5% at quarter-end.

RECENT DEVELOPMENTS

SPRING REDETERMINATION UNDER SENIOR CREDIT FACILITY:

In conjunction with its spring redetermination under its reserve based lending facility, the Company and the participating banks have executed an amendment to the credit facility establishing a new borrowing base of $120 million, down from $125 million, with no material changes to terms and conditions.

SECOND LIEN NOTES:

The Company has entered into an amendment to its second lien note indenture extending the maturity date to May 31, 2022, with no additional changes to terms and conditions.

SERVICE COST DEFLATION:

The Company is currently seeing a 15-20% reduction in service company bids for its next set of wells, which have increased its field level returns as shown in its earnings call presentation.

FINANCIAL RESULTS

CASH FLOW

Adjusted EBITDA was $16.6 million in the quarter and discretionary cash flow ("DCF"), defined as net cash provided by operating activities before changes in working capital, was $15.4 million in the quarter versus Adjusted EBITDA of $15.2 million and DCF of $14.8 million in the prior year period.

(See accompanying tables at the end of this press release that reconcile Adjusted EBITDA and DCF, each of which are non-US GAAP financial measures, to their most directly comparable US GAAP financial measure.)

NET INCOME

Net income was $3.0 million in the quarter, or $0.24 per basic and $0.22 per fully diluted share, versus net income of $0.4 million, or $0.04 per basic and $0.03 per fully diluted share, in the prior year period.

PRODUCTION

Production totaled approximately 12.5 Bcfe in the quarter, or an average of approximately 137,000 Mcfe (98% natural gas) per day, versus 9.3 Bcfe, or an average daily production of approximately 104,000 Mcfe (97% natural gas) per day, in the prior year period.

REVENUES

Oil and natural gas revenues adjusted for cash settled derivatives of $6.0 million was $29.0 million. Oil and natural gas revenues prior to cash settled derivatives was $23.0 million. Oil and gas revenues including cash settled derivatives was $27.4 million in the prior year period. Average realized price per unit was $1.84 per Mcfe ($1.73 per Mcf of gas and $47.64 per barrel of oil) in the quarter, versus $3.12 per Mcfe in the prior year period ($2.91 per Mcf of gas and $59.45 per barrel of oil). Average realized price per unit when incorporating the Company's settled derivatives for the quarter was $2.32 per Mcfe.

(See accompanying table at the end of this press release that reconciles oil and natural gas revenues adjusted for cash settled derivatives, which is a non-US GAAP financial measure, to its most directly comparable US GAAP financial measure.)

OPERATING EXPENSES

Lease operating expense ("LOE") was $3.3 million in the quarter, or $0.27 per Mcfe, which included $0.5 million, or $0.04 per Mcfe, for workovers. LOE was $3.3 million, or $0.36 per Mcfe, in the prior year period, which included $0.6 million, or $0.07 per Mcfe, for workovers.

Production and other taxes were $0.9 million in the quarter, or $0.07 per Mcfe, versus $0.6 million, or $0.07 per Mcfe, in the prior year period.

Transportation and processing expense was $4.9 million in the quarter, or $0.39 per Mcfe, versus $4.7 million, or $0.50 per Mcfe, in the prior year period.

Depreciation, depletion and amortization ("DD&A") expense was $13.3 million in the quarter, or $1.06 per Mcfe, versus $10.0 million, or $1.08 per Mcfe, in the prior year period.

General and administrative expense ("G&A") was $4.9 million in the quarter, or $0.39 per Mcfe, versus $5.3 million, or $0.57 per Mcfe, in the prior year period. G&A expense payable in cash was $3.8 million, or $0.30 per Mcfe, versus $3.8 million, or $0.40 per Mcfe, in the prior year period.

(See accompanying table at the end of this press release that reconciles G&A expense payable in cash, which is a non-US GAAP financial measure, to its most directly comparable US GAAP financial measure.)

OPERATING INCOME/LOSS

Operating income adjusted for cash settled derivatives was $1.7 million for the quarter, which included $6.0 million received for cash settled derivatives. Operating loss, defined as revenues minus operating expenses, totaled $4.3 million in the quarter prior to cash settled derivatives. Operating income adjusted for cash settled derivatives was $3.3 million in the prior year period, which included $1.8 million paid for cash settled derivatives. Operating income totaled $5.1 million in the prior year period prior to cash settled derivatives.

(See accompanying table at the end of this press release that reconciles operating income adjusted for cash settled derivatives, which is a non-US GAAP financial measure, to its most directly comparable US GAAP financial measure.)

INTEREST EXPENSE

Interest expense totaled $2.0 million in the quarter, which included interest payable in cash of $1.2 million incurred on the credit facility and non-cash interest of $0.8 million incurred primarily on the Company's second lien notes, which included $0.4 million paid in-kind interest and $0.4 million amortization of debt discount and issuance costs. Interest expense for the prior year period was $3.7 million, which included interest payable in cash of $0.5 million incurred on the credit facility and non-cash interest of $3.2 million incurred on the Company's second lien notes, which included $1.8 million paid in-kind interest and $1.4 million amortization of debt discount and issuance costs.

(See accompanying table at the end of this press release that reconciles interest payable in cash, which is a non-US GAAP financial measure, to its most directly comparable US GAAP financial measure.)

CAPITAL EXPENDITURES

Capital expenditures totaled $18.4 million in the quarter, of which a majority was spent on drilling and completion costs, versus $29.5 million in the prior year period, of which $28.5 million was spent on drilling and completion costs and $1.0 million on other expenditures. The Company conducted drilling operations on 12.0 gross (4.0 net) wells in the quarter and added 5 gross (1.8 net) wells to production, with 4 gross (0.8 net) wells added at the end of March. The Company had 10.0 gross (4.6 net) drilled but uncompleted ("DUC") wells at the end of the quarter, which the Company plans to complete in the future in a better price environment. The Company reaffirms its full year preliminary budget of $40 - $50 million and the Board of Directors will review the 2020 capital expenditure budget quarterly and adjust, if necessary, based on commodity prices and the goal of free cash flow generation from moderate growth in volumes and a further reduction in per unit costs.

BALANCE SHEET

The Company exited the quarter with $1.3 million of cash, $92.9 million outstanding under the Company's credit facility, and total principal debt outstanding, including the credit facility and second lien notes, of $106.3 million.

CRUDE OIL AND NATURAL GAS DERIVATIVES

The Company had a gain of $9.1 million on its derivatives not designated as hedges in the quarter, which was comprised of a gain of $6.0 million on cash settlements and a $3.1 million gain representing the change of the fair value of our open natural gas and oil derivative contracts, versus a loss of $1.0 million on its derivatives not designated as hedges in the prior year period, which was comprised of a loss of $1.8 million on cash settlements offset by a $0.8 million gain representing the change in fair value of our open natural gas and oil derivative contracts.

OTHER INFORMATION

In this press release, the Company refers to several non-US GAAP financial measures, including Adjusted EBITDA, DCF, Return on Capital Employed ("ROCE"), operating income adjusted for cash settled derivatives, oil and natural gas revenues adjusted for cash settled derivatives, G&A expense payable in cash and interest expense payable in cash. Management believes Adjusted EBITDA, DCF and ROCE are good financial indicators of the Company's performance and ability to internally generate operating funds. DCF should not be considered an alternative to net cash provided by operating activities, as defined by US GAAP. Adjusted EBITDA should not be considered an alternative to net income (loss) applicable to common stock, as defined by US GAAP. Operating income adjusted for cash settled derivatives should not be considered an alternative for operating income, as defined by US GAAP. Oil and natural gas revenues adjusted for cash settled derivatives should not be considered an alternative for oil and natural gas revenues, as defined by US GAAP. G&A payable in cash should not be considered an alternative to general and administrative expense, as defined by US GAAP. Interest expense payable in cash should not be considered an alternative to interest expense, as defined by US GAAP. Management believes that all of these non-US GAAP financial measures provide useful information to investors because they are monitored and used by Company management and widely used by professional research analysts in the valuation and investment recommendations of companies within the oil and gas exploration and production industry.

Unless otherwise stated, oil production volumes include condensate.

Certain statements in this news release regarding future expectations and plans for future activities may be regarded as "forward looking statements" within the meaning of the Securities Litigation Reform Act. They are subject to various risks, such as financial market conditions, changes in commodities prices and costs of drilling and completion, operating hazards, drilling risks, and the inherent uncertainties in interpreting engineering data relating to underground accumulations of oil and gas, as well as other risks discussed in detail in the Company's Annual Report on Form 10-K for the year ended December 31, 2019 and other subsequent filings with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

Goodrich Petroleum is an independent oil and natural gas exploration and production company listed on the NYSE American under the symbol "GDP".

GOODRICH PETROLEUM CORPORATION
SELECTED INCOME AND PRODUCTION DATA
(In thousands, except per share amounts) (Unaudited)

	Three Months Ended	Three Months Ended
	March 31, 2020	March 31, 2019
Volumes
Natural gas (MMcf)	12,242	9,060
Oil and condensate (MBbls)	38	47
Mmcfe — Total	12,471	9,342

Mcfe per day	137,042	103,795

Reconciliation of Oil and natural gas revenues adjusted for cash settled derivatives (non-US GAAP)

	Three Months Ended	Three Months Ended
	March 31, 2020	March 31, 2019
Oil and natural gas revenues (US GAAP)	$ 22,983	$ 29,146
Net cash received (paid) for settlement of derivative instruments	5,969	(1,760)
Oil and natural gas revenues adjusted for cash settled derivatives	$ 28,952	$ 27,386

Oil and natural gas revenues	$ 22,983	$ 29,146
Other	3	(6)
	$ 22,986	$ 29,140

Operating Expenses
Lease operating expense (LOE excluding workovers - $2,843 and $2,687, respectively)	3,328	3,335
Production and other taxes	863	631
Transportation and processing	4,875	4,701
Depreciation, depletion and amortization	13,267	10,046
General and administrative (payable in cash - $3,780 and $3,766, respectively)	4,914	5,310
Other	8	10
Operating income (loss)	(4,269)	5,107

Other income (expense)
Interest expense (payable in cash - $1,170 and $465, respectively)	(1,952)	(3,657)
Interest income and other expense	119	6
Gain (loss) on commodity derivatives not designated as hedges	9,138	(1,008)
	7,305	(4,659)

Income before income taxes	3,036	448
Income tax benefit	-	-
Net income	$ 3,036	$ 448

Discretionary cash flow (see non-US GAAP reconciliation) (1)	$ 15,385	$ 14,800

Adjusted EBITDA (see calculation and non-US GAAP reconciliation) (2)	$ 16,648	$ 15,214

Weighted average common shares outstanding - basic	12,533	12,151
Weighted average common shares outstanding - diluted (3)	13,849	14,132

Income per share
Net income per common share - basic	$ 0.24	$ 0.04
Net income per common share - diluted	$ 0.22	$ 0.03

(1) Discretionary cash flow is defined as net cash provided by operating activities before changes in operating assets and liabilities. Management believes that the non-US GAAP measure of discretionary cash flow is useful as an indicator of an oil and natural gas exploration and production company's ability to internally fund exploration and development activities and to service or incur additional debt. The company has also included this information because changes in operating assets and liabilities relate to the timing of cash receipts and disbursements which the company may not control and may not relate to the period in which the operating activities occurred. Operating cash flow should not be considered in isolation or as a substitute for net cash provided by operating activities prepared in accordance with US GAAP.

(2) Adjusted EBITDA is defined as earnings before interest expense, income and similar taxes, DD&A, share based compensation expense and impairment of oil and natural gas properties. In calculating adjusted EBITDA, reorganization gains/losses and gains/losses on commodity derivatives not designated as hedges net of cash received or paid in settlement of derivative instruments are also excluded. Other excluded items include interest income and other, adjustments per our 2019 Senior Credit Facility agreement for operating leases under ASC 842 and any other extraordinary non-cash gains/losses.

(3) Fully diluted shares excludes approximately 0.6 million and 1.9 million potentially dilutive instruments that were anti-dilutive for the three months March 31, 2020 and 2019, respectively.

GOODRICH PETROLEUM CORPORATION
Per Unit Sales Prices and Costs (Unaudited)

	Three Months Ended	Three Months Ended
	March 31, 2020	March 31, 2019

Average sales price per unit:
Oil (per Bbl)
Including net cash received from/paid to settle oil derivatives	$ 56.23	$ 57.06
Excluding net cash received from/paid to settle oil derivatives	$ 47.64	$ 59.45
Natural gas (per Mcf)
Including net cash received from/paid to settle natural gas derivatives	$ 2.19	$ 2.73
Excluding net cash received from/paid to settle natural gas derivatives	$ 1.73	$ 2.91
Oil and natural gas (per Mcfe)
Including net cash received from/paid to settle oil and natural gas derivatives	$ 2.32	$ 2.93
Excluding net cash received from/paid to settle oil and natural gas derivatives	$ 1.84	$ 3.12

Costs Per Mcfe
Lease operating expense ($0.23 and $0.29 per Mcfe excluding workovers, respectively)	$ 0.27	$ 0.36
Production and other taxes	$ 0.07	$ 0.07
Transportation and processing	$ 0.39	$ 0.50
Depreciation, depletion and amortization	$ 1.06	$ 1.08
General and administrative (payable in cash - $0.30 and $0.40, respectively)	$ 0.39	$ 0.57
Other	$ -	$ -
	$ 2.19	$ 2.57
.
Note: Amounts on a per Mcfe basis may not total due to rounding.

GOODRICH PETROLEUM CORPORATION
Cash Flow Data (In thousands) (Unaudited)

Reconciliation of discretionary cash flow and net cash provided by operating activities (non-US GAAP)

	Three Months Ended	Three Months Ended
	March 31, 2020	March 31, 2019

Net cash provided by operating activities (US GAAP)	$ 14,850	$ 17,907
Net changes in working capital	(535)	3,107
Discretionary cash flow (1)	$ 15,385	$ 14,800

	Three Months Ended	Three Months Ended
	March 31, 2020	March 31, 2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 3,036	$ 448
Adjustments to reconcile net income to net cash provided by operating activities
Depletion, depreciation and amortization	13,267	10,046
Right of use asset depreciation	313	285
(Gain) loss on derivatives not designated as hedges	(9,138)	1,008
Net cash received (paid) for settlement of derivative instruments	5,969	(1,760)
Share based compensation (non-cash)	1,156	1,568
Amortization of finance cost, debt discount, paid in-kind interest and accretion	782	3,193
Other	-	12
Change in assets and liabilities:
Accounts receivable, trade and other, net of allowance	(173)	(656)
Accrued oil and gas revenue	3,735	2,236
Prepaid expenses and other	4	35
Accounts payable	(69)	2,641
Accrued liabilities	(4,032)	(1,149)
Net cash provided by operating activities	14,850	17,907
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(15,038)	(28,254)
Proceeds from sale of assets	-	1,284
Net cash used in investing activities	(15,038)	(26,970)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments of bank borrowings	-	(2,000)
Proceeds from bank borrowings	-	7,000
Purchase of treasury stock	(2)	(5)
Net cash provided by (used in) financing activities	(2)	4,995
Decrease in cash and cash equivalents	(190)	(4,068)
Cash and cash equivalents, beginning of period	1,452	4,068
Cash and cash equivalents, end of period	$ 1,262	$ -

GOODRICH PETROLEUM CORPORATION
Other Information and Reconciliations (In thousands)

Supplemental Balance Sheet Data (unaudited)
	As of
	March 31, 2020

Cash and cash equivalents	$ 1,262

Long-term debt, net	$ 105,089
Unamortized debt discount and issuance cost	1,218
Total principal amount of debt	$ 106,307

Reconciliation of Net income to Adjusted EBITDA (non-US GAAP)

	Three Months Ended	Three Months Ended
	March 31, 2020	March 31, 2019

Net income (US GAAP)	$ 3,036	$ 448
Interest expense	1,952	3,657
Depreciation, depletion and amortization	13,267	10,046
Share-based compensation expense (non-cash)	1,155	1,568
Gain on commodity derivatives not designated as hedges, not settled	(3,169)	(752)
Other items **	407	247
Adjusted EBITDA (2)	$ 16,648	$ 15,214

**  Other items include $0.4 million and $0.3 million from the impact of accounting for operating leases under ASC 842 as well as interest income for the three months ended March 31, 2020 and 2019, respectively.

Reconciliation of Return on Capital Employed ("ROCE") (non-US GAAP)

For the trailing 12 months ended March 31, 2020
Net income (US GAAP)	$ 15,876
Add: Interest expense	9,296
Earnings before Interest and Income Taxes ("EBIT") (non-US GAAP)	$ 25,172

As of March 31, 2020
Total Assets (US GAAP)	$ 243,905
Less: Current Liabilities (US GAAP)	(42,615)
Capital Employed ("CE") (non-US GAAP)	$ 201,290

Return on Capital Employed (ROCE) (EBIT / CE)	12.5%

Derivative Activity (unaudited)

	Three Months Ended	Three Months Ended
	March 31, 2020	March 31, 2019
Gain (loss) on commodity derivatives not designated as hedges, settled	$ 5,969	$ (1,760)
Gain on commodity derivatives not designated as hedges, not settled	3,169	752
Total gain (loss) on commodity derivatives not designated as hedges	$ 9,138	$ (1,008)

Reconciliation of interest payable in cash to interest expense (unaudited)

	Three Months Ended	Three Months Ended
	March 31, 2020	March 31, 2019

Interest expense (US GAAP)	$ 1,952	$ 3,657
Amortization of debt discount and issuance cost and paid-in-kind interest	(782)	(3,192)
Interest payable in cash	$ 1,170	$ 465

GOODRICH PETROLEUM CORPORATION
Other Information and Reconciliations continued (In thousands, except per unit amounts)

Reconciliation of capital expenditures (unaudited)

	Three Months Ended	Three Months Ended
	March 31, 2020	March 31, 2019
Net cash used in investing activities (US GAAP)	$ (15,038)	$ (26,970)
Cash proceeds related to sale of assets	-	(1,284)
Miscellaneous capitalized costs & ARO adjustments	(166)	(202)
Cost incurred in prior period and paid in current period	6,175	8,086
Capital accrual at period end	(9,330)	(9,145)
Total capital expenditures	$ (18,359)	$ (29,515)

Reconciliation of general & administrative expense payable in cash to general and administrative expense (non-US GAAP)

	Three Months Ended	Three Months Ended
	March 31, 2020	March 31, 2019
General & administrative expense (US GAAP)	$ 4,914	$ 5,310
Share based compensation	(1,134)	(1,544)
General & administrative expense payable in cash	$ 3,780	$ 3,766
Oil and natural gas production (Mcfe)	12,471	9,342
General and administrative expense payable in cash per Mcfe	$ 0.30	$ 0.40

Reconciliation of Operating income adjusted for cash settled derivatives (non-US GAAP)

	Three Months Ended	Three Months Ended
	March 31, 2020	March 31, 2019
Operating income (loss) (US GAAP)	$ (4,269)	$ 5,107
Net cash received in (paid for) settlement of derivative instruments	5,969	(1,760)
Operating income adjusted for cash settled derivatives	$ 1,700	$ 3,347

CONTACT: Robert Turnham, (713) 780-9494